AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement is effective as of the 31st day of December, 2005, by and between HMS HOLDINGS CORP., a New York corporation (the “Company”), and WILLIAM F. MILLER III (the “Executive”).

WHEREAS, the Executive and the Company’s predecessor previously entered into an employment agreement on October 2, 2000 that was amended on November 4, 2003 (collectively, the “Original Agreement”), the term of which expires on October 6, 2006; and

WHEREAS, the Executive and the Company desire to amend and restate the Original Agreement on the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the provisions and mutual covenants contained in this Agreement and for other good and valuable consideration, the Company and the Executive (the “Parties”) agree as follows:

1.	Term of Employment.

The Company agrees to employ the Executive, and the Executive agrees to serve, on the terms and conditions of this Agreement, for a period commencing as of December 31, 2005 (the “Effective Date”) and ending on December 31, 2007, or such shorter period as may be provided for herein. The employment term described above is hereinafter referred to as the “Employment Term”. The Employment Term may be extended only in writing signed by both the Company and the Executive.

2.	Position, Duties, Responsibilities.

During the Employment Term, the Executive shall serve as an executive of the Company. In such capacity, the Executive shall report to the Company’s Chief Executive Officer (the “CEO”) and the Board of Directors of the Company (the “Board”) and shall assist in the development of strategic alternatives for the Company, including possible acquisitions, advising on the Company’s investor relations efforts, and performing such other duties as may be assigned by the Board or the CEO from time to time. The Executive shall meet with the CEO a minimum of two times each month. The Executive shall not be required to devote his full business time and attention to the performance of his duties under this Agreement; provided, however, that the Executive shall devote such time as may be necessary to properly discharge the duties described in this Agreement.

3.          Lump-Sum Payment. In lieu of the severance obligations under the Original Agreement and in lieu of any other bonus under the Company’s bonus plans for fiscal 2005, simultaneously with the full execution hereof, the Company shall pay to the executive a lump-sum cash payment of $600,000.

4.	Base Salary.

During the Employment Term, the Executive shall be paid an annual base salary of $100,000 (“Salary”), subject to deductions for social security, state payroll and unemployment and all other legally required or authorized deductions and withholding. The Executive’s Salary shall be payable in accordance with the Company’s standard payroll practice.

5.              Bonus. The Board in its sole discretion may pay the Executive bonus compensation on the basis of performance-based or such other criteria as may be established from time to time by the Board in its sole discretion, but the Executive shall not be entitled as a matter of right to any amount or range of bonus.

6.	Employee Benefits. During the Employment Term, the Executive shall:

(a)          be eligible to participate in employee fringe benefits and pension and/or profit sharing plans that may be provided by the Company for its senior executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;

(b)         be eligible to participate in any medical and health plans or other employee welfare benefit plans that may be provided by the Company for its senior executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;

(c)          be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, provided that such number of paid vacation days in each calendar year shall not be less than twenty work days (four calendar weeks); the Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers;

(d)         be entitled to sick leave, sick pay and disability benefits in accordance with any Company policy that may be applicable to senior executive employees from time to time; and

(e)          be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by the Executive in the performance of his duties hereunder in accordance with the Company’s normal policies from time to time in effect;

7.              Confidential Information. The Executive hereby covenants, agrees and acknowledges as follows:

(a)          The Executive has and will have access to and will participate in the development of or be acquainted with confidential or proprietary information and trade secrets related to the business of the Company and any present or future subsidiaries or affiliates of the Company (collectively with the Company, the “Companies”), including but not limited to (i) customer lists; claims histories, adjustments and settlements and related records and compilations of information; the identity, lists or descriptions of any new customers, referral sources or organizations; financial statements; cost reports or other financial information; contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; software programs; reports and correspondence; and management systems, policies or procedures, including related forms and manuals; (ii) information pertaining to future developments such as future marketing or acquisition plans or ideas, and potential new business locations; (iii) confidential or non-public information relating to business operations and strategic plans of third parties with which the Companies have or may be assessing commercial arrangements (“Third Party Information”) and (iv) all other tangible and intangible property, that are used in the business and operations of the Companies but not made public. The information and trade secrets relating to the business of the Companies described hereinabove (including Third Party Information) in this paragraph (a) are hereinafter referred to collectively as the “Confidential Information”, provided that the term Confidential Information shall not include any information (x) that is or becomes generally publicly available (other than as a result of violation of this Agreement by the Executive), (y) that the Executive receives on a nonconfidential basis from a source (other than the Companies or their representatives) or, in the case of Third Party Information, from a source (other than the Companies, the third parties to which such information relates or their respective representatives) that is not known by him to be bound by an obligation of secrecy or confidentiality to any of the Companies (or such third parties, in the case of Third Party Information) or (z) that was in the possession of the Executive prior to disclosure by the Companies (or such third parties, in the case of Third Party Information).

(b)         The Executive shall not disclose, use or make known for his or another’s benefit any Confidential Information or use such Confidential Information in any way except as is in the best interests of the Companies in the performance of the Executive's duties under this Agreement. The Executive may disclose Confidential Information when required by a third party and applicable law or judicial process, but only after providing immediate notice to the Company at any third party’s request for such information, which notice shall include the Executive 's intent with respect to such request.

(c)          The Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 7 would be inadequate and, therefore, agrees that the Companies shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach by the Executive (and the Executive hereby waives any requirement that any of the Companies provide a bond or other security in connection with the issuance of any such injunction); provided, however, that nothing contained herein shall be construed as prohibiting the Companies from pursuing any other rights and remedies available for any such breach or threatened breach.

(d)         The Executive agrees that, upon termination of his employment with the Company for any reason, the Executive shall forthwith return to the Company all Confidential Information in whatever form maintained (including, without limitation, computer discs and other electronic media).

(e)          The obligations of the Executive under this Section 7 shall, except as otherwise provided herein, survive the termination of the Employment Term and the expiration or termination of this Agreement.

(f)          Without limiting the generality of Section 10 hereof, the Executive hereby expressly agrees that the foregoing provisions of this Section 7 shall be binding upon the Executive’s heirs, successors and legal representatives.

8.	Termination.

(a)          The Executive’s employment hereunder shall be terminated upon the occurrence of any of the following:

(i)	the death of the Executive;

(ii)         the Executive’s inability to perform his duties on account of disability or incapacity for a period of one hundred eighty (180) or more days, whether or not consecutive, within any period of twelve (12) consecutive months;

(iii)        the Company giving written notice, at any time, to the Executive that the Executive’s employment is being terminated “for cause” (as defined below);

(iv)        the Company giving written notice, at any time, to the Executive that the Executive’s employment is being terminated other than pursuant to clause (i), (ii) or (iii) above; or

(v)         the Executive terminates his employment hereunder for any reason whatsoever (whether by reason of retirement, resignation or otherwise).

The following actions, failures and events by or affecting the Executive shall constitute “cause” for termination within the meaning of clause (iii) above: (A) a conviction of the Executive of, or the entering of a plea of nolo contendere by the Executive with respect to, a felony, (B) dependence on, or habitual abuse of, controlled substances or alcohol (in the case of alcohol abuse, that has a material adverse affect on Executive’s performance of his obligations under this Agreement) or acts of dishonesty by the Executive that are materially detrimental to one or more of the Companies, (C) willful misconduct by the Executive that materially damages the business of one or more of the Companies, (D) gross negligence by the Executive in the performance of, or willful disregard by the Executive of, his material obligations under this Agreement or otherwise relating to his employment, which gross negligence or willful disregard continues unremedied for a period of fifteen (15) days after written notice thereof to the Executive or (E) failure by the Executive to obey the reasonable and lawful orders and policies of the Board that are material to and consistent with the provisions of this Agreement (provided that, in the case of an indictment described in clause (A) above, and in the case of clauses (B), (C) and (E) above, the Executive shall have received written notice of such proposed termination (which notice shall state the Sections of this Agreement pursuant to which such termination is being effected and a description of the facts supporting such termination) and a reasonable opportunity (together with the Executive’s counsel) to discuss the matter with the Board, followed by a notice that the Board adheres to its position).

(b)         In the event that the Executive’s employment terminates pursuant to clauses (i), (ii) or (iv) of Section 8(a) above, then during the period beginning on the date of such termination, the Company shall pay to the Executive, as severance pay or liquidated damages or both, (i) monthly payments equal to one-twelfth of the rate per annum of his Salary at the time of such termination until December 31, 2007 and (ii) the Company shall continue to provide the Executive with the health insurance benefits provided to other employees of the Company

(including employer contributions) (the “Post-Termination Health Benefits”) from the date of such termination until December 31, 2008. If the Company undergoes a change of control transaction and the successor company does not offer Post-Termination Health Benefits to the Executive or if the Company is otherwise unable to provide Post-Termination Health Benefits, the Company will pay to the Executive (x) 135% of the COBRA cost for family coverage from the date that Post-Termination Health Benefits are unavailable until December 31, 2008 for health plan continuation in the plan that the Executive was participating in at the time of termination or, if such coverage is unavailable, (y) 135% of the cost of premiums for a non-group family health plan of comparable benefits to the Company plan that the Executive was participating at the time of termination, from the date that Post-Termination Health Benefits are unavailable until December 31, 2008. The cost of such non-group family health plan will be determined at the time of termination. Both the cost of the COBRA continuation coverage and non group family health coverage will be paid in a lump sum at time of closing of the change of control transaction or from the date that Post-Termination Health Benefits are unavailable, provided, however, that the Company shall not be required to make the payments described in (i) and (ii) of this Section 8(b) if the Executive fails to comply with his obligations under Section 10 below.

(c)          Notwithstanding anything to the contrary expressed or implied herein, except as required by applicable law and except as set forth in Section 8(b) above, the Company (and its affiliates) shall not be obligated to make any payments to the Executive or on his behalf of whatever kind or nature by reason of the Executive’s cessation of employment (including, without limitation, by reason of termination of the Executive’s employment by the Company’s for “cause”), other than (i) such amounts, if any, of his Salary as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts, if any, that may be then otherwise payable to the Executive pursuant to the terms of the Company’s benefits plans.

(d)         No interest shall accrue on or be paid with respect to any portion of any payments hereunder.

9.	Non-Assignability.

(a)          Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or his beneficiaries or legal representatives without the Company’s prior written consent; provided, however, that nothing in this Section 9(a) shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death or incapacity.

(b)         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to exclusion, attachment, levy or similar process or to assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

10.	Restrictive Covenants.

(a)          Competition. During the Employment Term and during the Applicable Period (as defined below), the Executive shall not directly or indirectly (as a director, officer, executive employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with any business or organization that engages in competition with the Company or any of its subsidiaries within the meaning of Section 10(d), provided, however, that the provisions of this Section 10(a) shall not be deemed to prohibit the Executive’s ownership of not more than two percent (2%) of the total outstanding shares of common stock of any publicly held company, or ownership, whether through direct or indirect stock holdings or otherwise, of one percent (1%) or more of the equity of any other business. For purposes of this Agreement, the “Applicable Period” shall mean the twenty-four (24) month period following the Employment Term or, if sooner, the termination of the Executive’s employment hereunder for any reason whatsoever.

(b)         Non-Solicitation. During the Employment Term and during the Applicable Period, the Executive shall not directly or indirectly induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee thereof.

(c)          Non-Interference. During the Employment Term and during the Applicable Period, the Executive will not directly or indirectly hire, engage, send any work to, place orders with, or in any manner be associated with any supplier, contractor, subcontractor or other business relation of the Company or any of its subsidiaries if such action would be known by him to have a material adverse effect on the business, assets or financial condition of the Company or any of its subsidiaries or materially interfere with the relationship between any such person or entity and the Company or any of its subsidiaries.

(d)         Certain Definitions. For purposes of this Section 10, a person or entity (including, without limitation, the Executive) shall be deemed to be a competitor of the Company or any of its subsidiaries, or a person or entity (including, without limitation, the Executive) shall be deemed to be engaging in competition with the Company or any of its subsidiaries, if such person or entity engages in any business engaged in by the Company or such subsidiary at the time of termination of the Executive’s employment with the Company, in either case in the geographic region encompassing the service areas in which the Company or any of its subsidiaries conduct, or had an established plan to begin conducting, their businesses at the time of termination of the Executive’s employment with the Company.

(e)          Certain Representations of the Executive. In connection with the foregoing provisions of this Section 10, the Executive represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. The Executive further agrees that the limitations set forth in this Section 10 (including, without limitation, time and territorial limitations) are reasonable and properly required for the adequate protection of the current and future businesses of the Company and its subsidiaries. It is understood and agreed that the covenants made by the Executive in this Section 10 (and in Section 7 hereof) shall survive the expiration or termination of this Agreement.

(f)          Injunctive Relief. The Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of Section 10 hereof would be inadequate and, therefore, agrees that the Company and any of its subsidiaries shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach (and the Executive hereby waives any requirement that the Company or any such subsidiary provide a bond or other security in connection with the issuance of any such injunction); provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its subsidiaries from pursuing any other rights and remedies available for any such breach or threatened breach.

11.           Binding Effect. Without limiting or diminishing the effect of the provisions affecting assignment of this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

12.           Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or (iv) sent via facsimile confirmed in writing to the recipient, if to the Company at the Company’s principal place of business, and if to the Executive, at his home address most recently filed with the Company, or to such other address or addresses as either party shall have designated in writing to the other party hereto, provided, however, that any notice sent by certified or registered mail shall be deemed delivered on the date of delivery as evidenced by the return receipt.

13.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.           Severability. The Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of Section 7 or 10 hereof is void or constitutes an unreasonable restriction against the Executive, the provisions of such Section 7 or 10 shall not be rendered void but shall apply with respect to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than Section 7 or 10 is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

15.           Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

16.           Arbitration. With the exception of any dispute regarding the Executive's compliance with the provisions of Sections 7 and 10 above, any dispute relating to or arising out of the provisions of this Agreement shall be decided by arbitration in New York, New York, in accordance with the Expedited Arbitration Rules of the American Arbitration Association then obtaining, unless the parties mutually agree otherwise in a writing signed by both parties. This undertaking to arbitrate shall be specifically enforceable. The decision rendered by the arbitrator will be final and judgment may be entered upon it in accordance with appropriate laws in any court having jurisdiction thereof. Each of the parties shall pay his or its own legal fees associated with such arbitration.

17.           Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

18.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

THE UNDERSIGNED have executed this Agreement effective as of the date first written above.

COMPANY:

HMS HOLDINGS CORP.

By: /s/ Robert M. Holster
Name:	Robert M. Holster
Title:	Chief Executive Officer

EXECUTIVE:

/s/ William F. Miller III
William F. Miller III